POWER OF ATTORNEY

    The undersigned, being a director or officer of Pruco Life Insurance Company of New Jersey ("PLNJ"), constitutes and appoints Elizabeth L. Gioia, Richard H. Kirk, Douglas E. Scully, and Lynn K. Stone, and each of them severally, his or her true and lawful attorney-in-fact with power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, and to do any and all things and execute any and all instruments that such attorneys-in-fact may deem necessary or advisable under any rules, regulations and requirements of the U.S. Securities and Exchange Commission, in connection with where applicable: Registration statements of the appropriate forms prescribed by the Securities and Exchange Commission, and any other periodic documents and reports required under the Investment Company Act of 1940, as amended, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all amendments thereto executed on behalf of PLNJ filed with the Securities and Exchange Commission for the Registrations listed below:

Pruco Life Insurance Company of New Jersey – Market Value Adjustment Registration Nos.:
    333-249228
    333-249227

Pruco Life of New Jersey Flexible Premium Variable Annuity Account Registration No. 811-07975
and Flexible Premium Deferred Annuity Contracts Registration No. 333-248527

IN WITNESS WHEREOF, I have hereunto set my hand this 10th day of November, 2020.

/s/ Markus Coombs
                            Markus Coombs
                            Director